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                                                                    EXHIBIT 99.1

       KMART HOLDING CORPORATION AND SEARS, ROEBUCK AND CO. AGREE TO MERGE

         COMBINATION CREATES 3RD LARGEST U.S. RETAILER WITH $55 BILLION IN ANNUAL REVENUES; WILL HAVE BROADER RETAIL PRESENCE AND IMPROVED SCALE AND OPERATIONAL EFFICIENCY


TROY, MI, AND HOFFMAN ESTATES, IL, NOVEMBER 17, 2004 -- Kmart Holding Corporation (NASDAQ: KMRT) and Sears, Roebuck and Co. (NYSE: S) announced today they have signed a definitive merger agreement that will combine Sears and Kmart into a major new retail company named Sears Holdings Corporation. Sears Holdings will be the nation's third largest retailer, with approximately $55 billion in annual revenues, 2,350 full-line and off-mall stores, and 1,100 specialty retail stores.

         Both Sears, Roebuck and Kmart have made significant strides in transforming their organizations, and the merger will further accelerate this process for both companies. Sears Holdings will be headquartered in Hoffman Estates, IL, and Kmart will continue to have a significant presence in Troy, MI. The combined business will have a broader retail presence and improved scale through a national footprint of nearly 3,500 retail stores. The combined company will also benefit from improved operational efficiency in areas such as procurement, marketing, information technology and supply chain management.

         Under the terms of the agreement, which was unanimously approved by both companies' boards of directors, Kmart shareholders will receive one share of new Sears Holdings common stock for each Kmart share. Sears, Roebuck shareholders will have the right to elect $50.00 in cash or 0.5 shares of Sears Holdings (valued at $50.61 based on yesterday's closing price of Kmart shares) for each Sears, Roebuck share. Shareholder elections will be prorated to ensure that in the aggregate 55 percent of Sears, Roebuck shares will be converted into Sears Holdings shares and 45 percent of Sears, Roebuck shares will be converted into cash. The current value of the transaction to Sears, Roebuck shareholders is approximately $11 billion. The transaction is expected to be tax-free to Kmart shareholders and tax-free to Sears, Roebuck shareholders to the extent they receive stock.


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         Edward S. Lampert, chairman of Kmart, will be the chairman of Sears
Holdings. He will be joined in an Office of the Chairman by Alan J. Lacy, current chairman and chief executive officer of Sears, and Aylwin B. Lewis, current president and chief executive officer of Kmart. Mr. Lacy will be vice chairman and chief executive officer of Sears Holdings; Mr. Lewis will be president of Sears Holdings and chief executive officer of Kmart and Sears Retail. Glenn R. Richter, currently executive vice president and chief financial officer of Sears, Roebuck, will be executive vice president and chief financial officer of Sears Holdings. William C. Crowley, currently senior vice president - finance of Kmart and a Kmart Board member will be executive vice president, finance and integration of Sears Holdings.

         Messrs. Lampert, Lacy, and Lewis will join a ten-member Sears Holdings board of directors, which will include a total of seven members of the current Kmart board and three members of the current Sears, Roebuck board. Sears Holdings will act as the holding company for the Sears and Kmart businesses, which will continue to operate separately under their respective brand names.

Mr. Lampert said, "The combination of Kmart and Sears is extremely compelling for our customers, associates and shareholders as it will create a powerful leader in the retail industry, with greatly expanded points of distribution, leading proprietary home and apparel brands and significant opportunities for improved scale and operating efficiencies. The merger will enable us to manage the businesses of Sears and Kmart to produce a higher return than either company could achieve on its own."

         ESL Investments and its affiliates, which are controlled by Mr. Lampert, have agreed to vote all Kmart and Sears, Roebuck shares they own in favor of the merger and to elect stock in the transaction with respect to their shares of Sears, Roebuck.

         Mr. Lacy said, "The combination will greatly strengthen both the Sears and Kmart franchises by accelerating the Sears off-mall growth strategy and enhancing the brand portfolio of both companies. This will clearly be a win for both companies' customers while significantly enhancing value for all shareholders. We will have a total combined store base of nearly 3,500 stores and the leading service organization in the industry capable of a major expansion to serve the needs of existing Kmart and Sears customers."

         Mr. Lewis said, "Kmart has made great progress over the past 18 months to strengthen the organization in terms of profitability and product offerings. We believe the combination of Kmart and Sears will create a true leader in the retail industry -- both

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as a key part of local communities and as a national presence. Together, we will further enhance our capabilities to better serve customers by improving in-store execution and ultimately transforming the customer's in-store experience."

         Sears Holdings will feature a powerful home appliance franchise as well as strong positions in tools, lawn and garden, home electronics, and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman, and DieHard. The company will have a broad apparel offering, including such well-known labels as Lands' End, Jaclyn Smith, and Joe Boxer as well as the Apostrophe and Covington brands. It will also have Martha Stewart Everyday products, which are now offered exclusively in the U.S. by Kmart and in Canada by Sears Canada.

         Kmart specialty retail stores will continue to carry their current lineup in proprietary home and fashion lines including Thalia Sodi, Jaclyn Smith, Joe Boxer, Martha Stewart Everyday, Route 66 and Sesame Street.

         The combination of the two companies is conservatively estimated to generate $500 million of annualized cost and revenue synergies to be fully realized by the end of the third year after closing. The transaction, after giving effect to estimated synergies, is expected to be significantly accretive to earnings per share in the first year before one-time restructuring costs.

         The companies expect to realize approximately $200 million in incremental gross margin from revenue synergies by capitalizing on cross-selling opportunities between Kmart and Sears' proprietary brands and by converting a substantial number of off-mall Kmart stores to the Sears nameplate in addition to the 50 Kmart stores Sears acquired earlier this year.

         The company expects to achieve annual cost savings of over $300 million principally through improved merchandising and non-merchandising purchasing scale as well as improved supply chain, administrative and other operational efficiencies. In addition, the combined company will complete a full store asset review as part of a plan to monetize non-strategic real estate assets as appropriate.

         Mr. Crowley and Mr. Richter will jointly lead an integration team of key operating executives from both companies to drive planning and execution of the integration of the companies' operations.


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         The merger, which is expected to close by the end of March 2005, is subject to approval by Kmart and Sears shareholders, regulatory approvals and customary closing conditions. Lehman Brothers served as financial advisor to Kmart, and Simpson Thacher & Bartlett LLP provided legal counsel to Kmart. Morgan Stanley served as financial advisor to Sears, and Wachtell, Lipton, Rosen & Katz provided legal counsel to Sears.

INVESTOR/MEDIA MEETING AND WEBCAST

         Kmart and Sears will hold a meeting for the investment community and the media today at 9:30 EST. Investors and the media are invited to attend the meeting at The Westin New York, 270 West 43rd Street (at 8th Avenue) in the Majestic ballroom on the 5th floor. Those unable to attend can dial in to a conference call at (888) 802-8577 (domestic) or (973) 633-1010 (international) or listen to a webcast at kmart.com or at http://www.sears.com/investors under "Presentations & Audio Archives."

         A telephone replay will be available beginning at approximately noon today. The replay number is (877) 519-4471 (domestic) or (973) 341-3080 (international). Access code is 5416820. A replay of the event also will be available at sears.com and kmart.com.

ABOUT KMART HOLDING CORPORATION

Kmart Holding Corporation and its subsidiaries (together, "Kmart") is a mass merchandising company that offers customers quality products through a portfolio of exclusive brands that include Thalia Sodi, Jaclyn Smith, Joe Boxer, Martha Stewart Everyday, Route 66 and Sesame Street. For more information visit the Company's website at www.kmart.com.

ABOUT SEARS, ROEBUCK AND CO.

Sears, Roebuck and Co. is a leading broadline retailer providing merchandise and related services. With revenues in 2003 of $41.1 billion, the company offers its wide range of home merchandise, apparel and automotive products and services through more than 2,300 Sears-branded and affiliated stores in the U.S. and Canada, which includes approximately 870 full-line and 1,100 specialty stores in the U.S. Sears also offers a variety of merchandise and services through sears.com, landsend.com, and specialty catalogs. Sears is the only retailer where consumers can find each of the Kenmore,

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Craftsman, DieHard and Lands' End brands together -- among the most trusted and preferred brands in the U.S. The company is the largest provider of product repair services with more than 14 million service calls made annually. For more information, visit the Company's website at www.sears.com.

                                      # # #


This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Kmart and Sears, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Kmart's and Sears's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Kmart and Sears stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that could cause Kmart's and Sears's results to differ materially from those described in the forward-looking statements can be found in the 2003 Annual Reports on Forms 10-K of Kmart and Sears filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Kmart and Sears, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Kmart Holding Corporation, 3100 West Big Beaver Road, Troy, Michigan, 48084 Attention: Office of the Secretary, or to Sears, Roebuck and Co., 3333 Beverly Road, Hoffman Estates, Il. Attention: Office of the Secretary.

The respective directors and executive officers of Kmart and Sears and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Kmart's directors and executive officers is available

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in its proxy statement filed with the SEC by Kmart on April 8, 2004, and information regarding Sears' directors and executive officers is available in its proxy statement filed with the SEC by Sears on April 30, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.